EXHIBIT 3.22(b)

BYLAWS

OF

THE POLACHECK COMPANY, INC.

APPROVED AND ADOPTED:

/s/ Gary L. Stein	, Secretary
This 8th day of June, 2005.

ARTICLE 1

Identification

Section 1.01. Name. The corporation’s name is The Polacheck Company, Inc. (the “Corporation”).

Section 1.02. Principal and Business Office. The Corporation may have such principal and other business offices, either within or outside the State of Wisconsin, as the Board of the Directors of the Corporation (the “Board”) may designate or as the Corporation’s business may require from time to time.

Section 1.03. Registered Agent and Office. The Corporation’s registered agent may be changed from time to time by or under the authority of the Board. The address of the Corporation’s registered office may be changed from time to time by or under the authority of the Board or by the Registered Agent. The business office of the Corporation’s Registered Agent shall be identical to the registered office. The Corporation’s registered office may be, but need not be, identical with the Corporation’s principal office in the State of Wisconsin.

Section 1.04. Place of Keeping Corporate Records. The records and documents required by law to be kept by the Corporation permanently shall be kept at the Corporation’s principal office.

ARTICLE 2

Shareholders

Section 2.01. Annual Meeting. The annual Shareholders meeting shall be held on the third (3rd) Tuesday in May of each year at 9:00 o’clock a.m., beginning with the year 2005, or at such other date and time within thirty (30) days before or after this date as may be fixed by or under the authority of the Board, for the purpose of electing Directors and transacting such other business as may come before the meeting. If the day fixed for the annual meeting is a legal holiday in Wisconsin, the meeting shall be held on the next succeeding business day.

Section 2.02. Special Meetings. Special Shareholders meetings may be called: (1) by the President, (2) by the Board or such other officer(s) as the Board may authorize from time to time, or (3) by the President or Secretary upon the written request of the holders of record of at least ten percent (10%) of all the votes entitled to be cast upon the matter(s) set forth as the purpose of the meeting in the written request. Upon delivery to the President or Secretary of a written request pursuant to subsection (3), above, stating the purpose(s) of the requested meeting, dated and signed by the person(s) entitled to request such a meeting, it shall be the duty of the officer to whom the request is delivered to give, within thirty (30) days of such delivery, notice of the meeting to Shareholders. Notice of any special meetings shall be given in the manner provided in Section 2.04 of these Bylaws. Only business within the purpose described in the special meeting notice shall be conducted at a special Shareholders meeting.

Section 2.03. Place of Meeting. The Board may designate any place, either within or outside the State of Wisconsin, as the place of meeting for any annual or special Shareholders meeting or any adjourned meeting. If no designation is made by the Board, the place of meeting shall be the Corporation’s principal office.

Section 2.04. Notice of Meetings. The Corporation shall notify each Shareholder who is entitled to vote at the meeting, and any other Shareholder entitled to notice under Chapter 180 of the Wisconsin Statutes (“Ch. 180”), of the date, time, and place of each annual or special Shareholders meeting. In the case of special meetings, the notice shall also state the meeting’s purpose. Unless otherwise required by Ch. 180, the meeting notice shall be given not less than ten (10) days nor more than sixty (60) days before the meeting date. Notice may be given orally or communicated in person, by telephone, telegraph, teletype, facsimile, other form of wire or wireless communication, private carrier, or in any other manner provided by Ch. 180. Written notice, if mailed, is effective when mailed and such notice may be addressed to the Shareholder’s address shown in the Corporation’s current record of Shareholders. Written notice provided in any other manner is effective when received. Oral notice is effective when communicated.

Section 2.05. Waiver of Notice. A Shareholder may waive notice of any Shareholders meeting, before or after the date and time stated in the notice. The waiver must be in writing, contain the same information that would have been required in the notice (except that the time and place of the meeting need not be stated), be signed by the Shareholder and be delivered to the Corporation for inclusion in the corporate records. A Shareholder’s attendance at a meeting, in person or by proxy, waives objection to: (1) lack of notice or defective notice, unless the Shareholder at the beginning of the meeting or promptly upon arrival objects to holding the meeting or transacting business at the meeting, and (2) consideration of a particular matter at the meeting that is not within the purpose described in the meeting notice, unless the Shareholder objects to consideration of such matter when it is presented.

Section 2.06. Fixing of Record Date. For the purpose of determining Shareholders of any voting group entitled to notice of or to vote at any Shareholders meeting, Shareholders entitled to demand a special meeting under Section 2.02 of these Bylaws, or Shareholders entitled to receive payment of any distribution or dividend, or in order to make a determination of Shareholders for any other proper purpose, the Board may fix a future date as the record date. The record date shall not be more than seventy (70) days before the date on which the particular action requiring this determination of Shareholders is to be taken. If no record date is so fixed by the Board, the record date shall be as follows:

1.	With respect to an annual Shareholders meeting or any special Shareholders meeting called by the Board or any person specifically authorized by the Board or these Bylaws to call a meeting, at the close of business on the day before the first notice is delivered to Shareholders;

2.	With respect to a special Shareholders meeting demanded by the Shareholders, on the date the first Shareholder signs the demand;

3.	With respect to actions taken in writing without a meeting (pursuant to Section 2.13 of these Bylaws), on the date the first Shareholder signs a consent;

4.	With respect to determining Shareholders entitled to a share dividend, on the date the Board authorizes the share dividend;

5.	With respect to determining Shareholders entitled to a distribution, other than a distribution involving a repurchase or reacquisition of shares, on the date the Board authorizes the distribution; and

6.	With respect to any other matter for which such a determination is required, as provided by law.

When a determination of the Shareholders entitled to vote at any Shareholders meeting has been made as provided in this Section, the determination shall apply to any adjournment of the meeting unless: (1) the Board fixes a new record date, which it must do if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, or (2) a court fixes a new record date which it may do if it orders a meeting adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 2.07. Voting List. After fixing a record date for a meeting, the Corporation shall prepare a list of the names of all of its Shareholders who are entitled to notice of a Shareholders meeting. The list shall be arranged by class or series of shares, if any, and show the address of and number of shares held by each Shareholder. The Corporation shall make the Shareholders list available for inspection by any Shareholder, beginning two (2) business days after notice is given of the meeting for which the list was prepared and continuing to the meeting date, at the Corporation’s principal office or at the place identified in the meeting notice in the city where the meeting will be held. A Shareholder or his or her agent or attorney may, on written demand, inspect, and subject to any restrictions set forth in Ch. 180, copy the list, during regular business hours and at his or her expense, during the period that it is available for inspection. The Corporation shall make the Shareholders list available at the meeting, and any Shareholder or his or her agent or attorney may inspect the list at any time during the meeting or any adjournment.

Section 2.08. Quorum and Voting Requirements. Shares entitled to vote as a separate voting group may take action on a matter at a meeting only if a quorum of those shares exists with respect to that matter. Except as otherwise provided by the Articles of Incorporation, these Bylaws, or any provision of Ch. 180, a majority of the votes entitled to be cast on the matter by the voting group shall constitute a quorum of that voting group for action on that matter. If a quorum exists, action on a matter (other than the election of Directors under Section 3.02 of these Bylaws) by a voting group is approved if the votes cast within the voting group favoring the action (and entitled to vote on the action) exceed the votes cast within the voting group opposing the action (and entitled to vote on the action), unless the Articles of Incorporation, these Bylaws, or any provision of Ch. 180 requires a greater number of affirmative votes. Once a share is represented for any purpose at a meeting, other than for the purpose of objecting to holding the meeting or transacting business at the meeting, it is considered present for purposes of determining whether a quorum exists, for the remainder of the meeting and for any adjournment of that meeting, unless a new record date is or must be set for that adjourned meeting. Though less than a quorum of outstanding shares of a voting group entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At the adjourned meeting at which a quorum is represented, any business may be transacted that might have been transacted at the meeting as originally noticed.

Section 2.09. Order of Business at Meetings. The order of business at any Shareholders meeting shall be as follows:

1.	Roll call;

2.	Appointment of inspectors of election, if requested; and

3.	Proof of proper notice of meeting or receipt of waiver of notice.

If a quorum is present, the meeting shall continue with the following items of business:

4.	Approval of minutes of preceding meeting, unless dispensed with by unanimous consent;

5.	Board report, if any;

6.	Officers reports, if any;

7.	Committee reports, if any;

8.	Election of Directors, if necessary;

9.	Unfinished business, if any; and

10.	New business, if any.

The order of business at any meeting may, however, be changed by the vote of those persons in attendance, in accordance with Section 2.08 of these Bylaws. The Chairperson of the meeting may designate a corporate officer or any other person in attendance to keep and prepare minutes of the meeting.

Section 2.10. Proxies. At all Shareholders meetings, a Shareholder entitled to vote may vote in person or by proxy appointed in writing by the Shareholder or by his or her duly authorized attorney-in-fact. A proxy appointment shall become effective when received by the Secretary or other officer or agent of the Corporation authorized to tabulate votes. Unless otherwise provided in the appointment form, a proxy appointment may be revoked at any time before it is voted, either by written notice filed with the Secretary or other officer or agent of the Corporation authorized to tabulate votes, or by oral notice given by the Shareholder during the meeting. The presence of a Shareholder who has filed his or her proxy appointment shall not of itself constitute a revocation. A proxy appointment shall be valid for eleven (11) months from the date of its execution, unless otherwise provided in the appointment form. The Board shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxy appointments.

Section 2.11. Voting of Shares. Each outstanding share shall be entitled to one (1) vote upon each matter submitted to a vote at a Shareholders meeting, except to the extent that the voting rights of the shares of any class or classes are enlarged, limited or denied by the Articles of Incorporation or by Ch. 180.

Section 2.12. Voting of Shares by Certain Holders.

1.	Other Corporations. Shares standing in another corporation’s name may be voted either in person or by proxy, by the other corporation’s president or any other officer appointed by the president. A proxy appointment executed by any principal officer of the other corporation or such an officer’s assistant shall be conclusive evidence of the signer’s authority to act, in the absence of express notice to this Corporation, given in writing to this Corporation’s Secretary, or other officer or agent of this Corporation authorized to tabulate votes, of the designation of some other person by the other corporation’s board of directors or bylaws.

2.	Legal Representatives and Fiduciaries. Shares held by a personal representative, administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors, in a fiduciary capacity, may be voted by the fiduciary, either in person or by proxy, without transferring the shares into his or her name, provided that there is filed with the Secretary, before or at the time of the meeting, proper evidence of the fiduciary’s incumbency and the number of shares held. Shares standing in a fiduciary’s name may be voted by him or her, either in person or by proxy. A proxy appointment executed by a fiduciary shall be conclusive evidence of the fiduciary’s authority to give the proxy appointment, in the absence of express notice to the Corporation, given in writing to the Secretary or other officer or agent of the Corporation authorized to tabulate votes, that this manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.

3.	Pledgees. A Shareholder whose shares are pledged shall be entitled to vote the shares until they have been transferred into the pledgee’s name, and thereafter the pledgee shall be entitled to vote the shares so transferred.

4.	Minors. Shares held by a minor may be voted by the minor in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the Secretary or other officer or agent of the Corporation authorized to tabulate votes has received written notice or has actual knowledge that the Shareholder is a minor.

5.	Incompetents and Spendthrifts. Shares held by an incompetent or spendthrift may be voted by the incompetent or spendthrift in person or by proxy appointment, and no such vote shall be subject to disaffirmance or avoidance unless before the vote the Secretary or other officer or agent of the Corporation authorized to tabulate votes has actual knowledge that the Shareholder has been adjudicated an incompetent or spendthrift or actual knowledge that judicial proceedings for appointment of a guardian have been filed.

6.	Joint Tenants. Shares registered in the names of two (2) or more individuals who are named in the registration as joint tenants may be voted in person or by proxy signed by one or more of the joint tenants if either: (a) no other joint tenant or his or her legal representative is present and claims the right to participate in the voting of the shares or before the vote files with the Secretary or other officer or agent of the Corporation authorized to tabulate votes a contrary written voting authorization or direction or written denial of authority of the joint tenant present or signing the proxy appointment proposed to be voted, or (b) all other joint tenants are deceased and the Secretary or other officer or agent of the Corporation authorized to tabulate votes has no actual knowledge that the survivor has been adjudicated not to be the successor to the interests of those deceased.

Section 2.13. Action Without a Meeting. Any action required or permitted by the Articles of Incorporation, these Bylaws, or any provision of Ch. 180 to be taken at a Shareholders meeting may be taken without a meeting if one or more written consents, setting forth the action so taken, shall be signed by a majority of the Shareholders entitled to vote on the subject matter of the action. Action may not however, be taken under this Section with respect to an election of Directors for which Shareholders may vote cumulatively. Action taken pursuant to written consent shall be effective when a consent or consents, signed by a majority of the Shareholders, is or are delivered to the Corporation for inclusion in the corporate records, unless some other effective date is specified in the consent. If the action to be taken requires that notice be given to non-voting Shareholders, the Corporation shall give the non-voting Shareholders written notice of the proposed action at least ten (10) days before the action is taken, which notice shall comply with the provisions of Ch. 180 and shall contain or be accompanied by the same material that would have been required to be sent to non-voting Shareholders in a notice of meeting at which the proposed action would have been submitted to the Shareholders.

ARTICLE 3

Board of Directors

Section 3.01. General Powers. The Corporation’s powers shall be exercised by or under the authority of, and its business and affairs shall be managed under the direction of, its Board, subject to any limitation set forth in the Articles of Incorporation.

Section 3.02. Election. Directors shall be elected by the Shareholders at each annual meeting. The Chief Executive Officer shall be a Director of the Corporation, and the Chief Executive Officer shall nominate all of the Directors for the Corporation. Unless Shareholders owning at least eighty percent (80%) of the shares of the Corporation vote against any Director nominated by the Chief Executive Officer, such nominated Directors shall serve as Directors of the Corporation.

Section 3.03. Number, Tenure and Qualifications. The number of Directors of the Corporation shall be not less than five (5). Each Director shall hold office until the next annual Shareholders meeting and until his or her successor shall have been elected by the Shareholders or until his or her prior death, resignation, or removal. A Director may be removed from office by a vote of the Shareholders taken at any Shareholders meeting called for that purpose, provided that a quorum is present. A Director may resign at any time by delivering his or her written resignation that complies with the provisions of Ch. 180 to the Board, the Chairperson of the Board, or the Corporation. Directors need not be residents of the State of Wisconsin or Shareholders of the Corporation.

Section 3.04. Regular Meetings. A regular meeting of the Board shall be held without other notice than this Bylaw immediately after the annual Shareholders meeting. The place of the regular Board meeting shall be the same as the place of the Shareholders meeting that precedes it, or such other suitable place as may be announced at the Shareholders meeting. The Board may provide, by resolution, the time and place, either within or outside the State of Wisconsin, for the holding of additional regular meetings.

Section 3.05. Special Meetings. Special meetings of the Board may be called by or at the request of the Chairperson of the Board, if any, or by the President, Secretary, or any two (2) Directors. The person or persons authorized to call special Board meetings may fix any place, either within or outside the State of Wisconsin, as the place for holding any special Board meeting called by them, and if no other place is fixed, the meeting place shall be the Corporation’s principal office in the State of Wisconsin, but any meeting may be adjourned to reconvene at any place designated by vote of a majority of the Directors in attendance at the meeting.

Section 3.06. Meetings by Electronic Means of Communication. To the extent provided in these Bylaws, the Board, or any committee of the Board, may, in addition to conducting meetings in which each Director participates in person, and notwithstanding any place set forth in the notice of the meeting or these Bylaws, conduct any regular or special meeting by the use of any electronic means of communication, provided: (1) all participating Directors may simultaneously hear each other during the meeting, or (2) all communication during the meeting is immediately transmitted to each participating Director and each participating Director is able to immediately send messages to all other participating Directors. Before the commencement of any business at a meeting at which any Directors do not participate in person, all participating Directors shall be informed that a meeting is taking place at which official business may be transacted. A Director participating in such meeting is deemed to be present in person at the meeting.

Section 3.07. Notice of Meetings; Waiver of Notice. Notice of each Board meeting, except meetings pursuant to Section 3.04 of these Bylaws, shall be delivered to each Director at his or her business address or at such other address as the Director shall have designated in writing and filed with the Secretary. Notice may be given orally or communicated in person, by telephone, telegraph, teletype, facsimile, other form of wire or wireless communication, private carrier, or in any other manner provided by Ch. 180. Notice shall be given not less than forty-eight (48) hours before the meeting being noticed, or seventy-two (72) hours before the meeting being noticed if the notice is given by mail or private carrier. Written notice shall be deemed given at the earlier of the time it is received or at the time it is deposited with postage prepaid in the United States mail or delivered to the private carrier. Oral notice is effective when communicated. A Director may waive notice required under this Section or Bylaw at any time, whether before or after the time of the meeting. The waiver must be in writing, signed by the Director, and retained in the Corporate record book. The Director’s attendance at or participation in a meeting shall constitute a waiver of notice of the meeting, unless the Director at the beginning of the meeting or promptly upon his or her arrival objects to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at nor the purpose of any regular or special Board meeting need be specified in the notice or waiver of notice of the meeting.

Section 3.08. Quorum Requirement. Except as otherwise provided by Ch. 180, the Articles of Incorporation, or these Bylaws, a majority of the number of Directors as required in Section 3.03 of these Bylaws shall constitute a quorum for the transaction of business at any Board meeting. A majority of the number of Directors appointed to serve on a committee as authorized in Section 3.14 of these Bylaws shall constitute a quorum for the transaction of business at any committee meeting. These provisions shall not, however, apply to the determination of a quorum for actions taken pursuant to Article 7 of these Bylaws or actions taken under emergency Bylaws or any other provisions of these Bylaws that fix different quorum requirements. A majority of the Directors present (though less than a quorum) may adjourn the meeting from time to time without further notice.

Section 3.09. Voting Requirement. The affirmative vote of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board or a committee of the Board. This provision shall not, however, apply to any action taken by the Board pursuant to Section 3.14, Article 7 or Article 11 of these Bylaws, or in the event the affirmative vote of a greater number of Directors is required by Ch. 180, the Articles of Incorporation, or any other provision of these Bylaws.

Section 3.10. Conduct of Meetings. The Chairperson of the Board, and in his or her absence, the President, and in the absence of both of them, a Vice President in the order provided under Section 4.10 of these Bylaws, and in their absence, any Director chosen by the Directors present, shall call Board meetings to order and shall act as Chairperson of the meeting. The Corporation’s Secretary shall act as Secretary of all Board meetings, but in the Secretary’s absence, the presiding officer may appoint any Assistant Secretary, Director or other person present to act as Secretary of the meeting. The Chairperson of the meeting shall determine if minutes of the meeting are to be prepared, and if minutes are to be prepared, shall assign a person to do so.

Section 3.11. Vacancies. Any vacancy occurring on the Board, including a vacancy created by an increase in the number of Directors, may be filled by the Shareholders. During such time as the Shareholders fail or are unable to fill such vacancies, then, and until the Shareholders act, the vacancy may be filled: (1) by the Board, or (2) if the Directors remaining in office constitute fewer than a quorum of the Board, by the affirmative vote of a majority of all Directors remaining in office; provided that in the case of a vacant office held by a Director elected by a specific voting group of Shareholders, only that voting group or the remaining Directors elected by that group may fill the vacancy.

Section 3.12. Compensation and Expenses. The Board, irrespective of any personal interest of any of its members, may: (1) establish reasonable compensation of all Directors for services to the Corporation as Directors or may delegate this authority to an appropriate committee, (2) provide for, or delegate authority to an appropriate committee to provide for, reasonable pensions, disability or death benefits, and other benefits or payments to Directors and to their estates, families, dependents, or beneficiaries for prior services rendered to the Corporation by the Directors, and (3) provide for reimbursement of reasonable expenses incurred in the performance of the Directors duties, including the expense of traveling to and from Board meetings.

Section 3.13. Directors Assent. A Director of the Corporation who is present and is announced as present at a meeting of the Board or of a committee of the Board of which he or she is a member, at which meeting action on any corporate matter is taken, shall be deemed to have assented to the action taken unless: (1) the Director objects at the beginning of the meeting (or promptly upon his or her arrival) to holding the meeting or transacting business at the meeting, (2) minutes of the meeting are prepared and the Director’s dissent to or abstention from the action taken is entered in those minutes, or (3) the Director delivers written notice that complies with the provisions of Ch. 180 of his or her dissent or abstention to the presiding officer of the meeting before the meeting’s adjournment or to the Corporation immediately after the adjournment. The right of dissent or abstention is not available to a Director who votes in favor of the action taken.

Section 3.14. Committees. The Board may create and appoint members to one or more committees, by a resolution approved by the greater of the following: (1) a majority of the Directors in office when the action is taken, or (2) the number of Directors required to take action under Section 3.09 of these Bylaws. Each committee shall consist of two (2) or more Directors and shall, unless otherwise provided by the Board, serve at the pleasure of the Board. To the extent provided in the resolution as initially adopted and as thereafter supplemented or amended by further resolution adopted by a like vote, each committee shall have and may exercise, when the Board is not in session, the powers of the Board in the management of the Corporation’s business and affairs, except that a committee may not: (a) authorize distributions, (b) approve or propose to Shareholders action requiring Shareholder approval, (c) appoint the principal officers, (d) amend Articles of Incorporation or amend, adopt, or repeal Bylaws, (e) approve a plan of merger not requiring Shareholder approval, (f) authorize or approve reacquisition of shares except by a formula or method approved or prescribed by the Board, (g) authorize or approve the issuance or sale or contract for sale of shares or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except that the Board may authorize a committee or a senior executive officer of the Corporation to do so within limits prescribed by the Board, or (h) fill vacancies on the Board or on committees created pursuant to this Section, unless the Board, by resolution, provides that committee vacancies may be filled by a majority of the remaining committee members. The Board may elect one (1) or more of its members as alternate members of any such committee who may take the place of any absent member or members at any meeting of the committee, upon the request of the President or of the Chairperson of the meeting. Each committee shall fix its own rules governing the conduct of its activities and shall make such report of its activities to the Board as the Board may request.

Upon approval and adoption of these Bylaws, the Board hereby creates an Executive Committee of three (3) individuals appointed by the Board including the President/Chief Executive Officer and two (2) other members approved by the President/Chief Executive Officer which Executive Committee’s primary function shall be strategic planning for the Corporation.

Section 3.15. Action Without a Meeting. Any action required or permitted by the Articles of Incorporation, these Bylaws, or any provision of Ch. 180 to be taken by the Board at a Board meeting may be taken without a meeting if one (1) or more written consents, setting forth the action so taken, shall be signed by a majority of the Directors entitled to vote on the subject matter of the action and retained in the corporate records. Action taken pursuant to written consent shall be effective as of the effective date as is specified in the consent.

ARTICLE 4

Officers

Section 4.01. Number and Titles. The Corporation shall have such principal officers as elected by the Board, which officers may include a Chairman of the Board, a President, one or more Vice Presidents, a Secretary and a Treasurer. If there is more than one (1) Vice President, the Board may establish designations for the vice presidencies to identify their functions or their order. The same natural person may simultaneously hold more than one (1) office.

Section 4.02. Appointment, Tenure and Compensation. The officers shall be appointed by the Board, or to the extent authorized in these Bylaws, by another duly appointed officer. Each officer shall hold office until his or her successor shall have been duly appointed or until the officer’s prior death, resignation, or removal. The Board, or a duly authorized committee of the Board, shall fix the compensation of each officer, if any.

Section 4.03. Additional Officers; Agents. In addition to the officers referred to in Section 4.01 of these Bylaws, the Corporation may have such other officers, assistants to officers, acting officers, and agents as the Board may deem necessary and may appoint. Each such person shall act under his or her appointment for such period, have such authority, and perform such duties as may be provided in these Bylaws, or as the Board may from time to time determine. The Board may delegate to any officer the power to appoint any subordinate officers, assistants to officers, acting officers, or agents. In the absence of any officer, or for any other reason the Board may deem sufficient, the Board may delegate, for such time as the Board may determine, any or all of an officer’s powers and duties to any other officer or to any Director.

Section 4.04. Removal. The Board may remove any officer or agent, but the removal shall be without prejudice to the contract rights, if any, of the person so removed. Appointment shall not of itself create contract rights. An officer may remove, with or without cause, any officer or assistant officer who was appointed by that officer.

Section 4.05. Resignations. Any officer may resign at any time by giving written notice to the Corporation, the Board, the President or the Secretary. Any such resignation shall take effect when the notice of resignation is delivered, unless the notice specifies a later effective date and the Corporation accepts the later effective date. Unless otherwise specified in the notice of resignation, the acceptance of the resignation shall not be necessary to make it effective.

Section 4.06. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or other reason shall be filled in the manner prescribed for regular appointments to the office.

Section 4.07. Powers, Authority, and Duties. Officers of the Corporation shall have the powers and authority conferred and the duties prescribed by the Board or the officer who appointed them in addition to, and to the extent not inconsistent with, those specified in other Sections of this Article 4.

Section 4.08. The Chairperson of the Board. The Chairperson of the Board, if and while there is an incumbent of the office, shall preside at all Shareholders and Directors meetings at which he or she is present. The Chairperson of the Board shall have and exercise general supervision over the conduct of the Corporation’s affairs and over its other officers, subject, however, to the Board’s control. The Chairperson of the Board shall from time to time report to the Board all matters within his or her knowledge that the Corporation’s interests may require to be brought to the Board’s notice. Notwithstanding the foregoing, so long as the Chairperson of the Board is Mark Brickman, such position’s duties shall not include presiding over or attending any meetings or serving as a voting member of the Board of Directors.

Section 4.09. The President/Chief Executive Officer. If, and while there is no incumbent in the office of the Chairperson of the Board or during the Chairperson’s absence or disability, the President shall have the duties and authority specified in Section 4.08 of these Bylaws. The President shall be the Corporation’s Chief Executive Officer and, subject to the Board’s control, shall:

1.	Superintend and manage the Corporation’s business;

2.	Coordinate and supervise the work of its other officers (except the Chairperson of the Board);

3.	Employ, direct, fix the compensation of, discipline, and discharge its employees;

4.	Employ agents, professional advisors, and consultants;

5.	Perform all functions of a general manager of the Corporation’s business;

6.	Have authority to sign, execute, and deliver in the Corporation’s name all instruments either when specifically authorized by the Board or when required or deemed necessary or advisable by the President in the ordinary conduct of the Corporation’s normal business, except in cases where the signing and execution of the instruments shall be expressly delegated by these Bylaws or by the Board to some other officer(s) or agent(s) of the Corporation or shall be required by law or otherwise to be signed or executed by some other officer or agent; and

7.	In general, perform all duties incident to the office of the President/Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board.

Section 4.10. The Vice Presidents. In the President’s absence, the President shall appoint a Vice President of the Corporation, or in the event of his or her death or inability or refusal to act, or if for any reason it shall be impractical for the President to act personally, the Executive Vice Presidents upon a majority vote shall appoint a Vice President of the Corporation, to perform the duties of the President, and when so acting to have all the powers of and be subject to all the restrictions upon the President. Each Vice President shall perform such other duties and have such authority as from time to time may be delegated or assigned to him or her by the President or by the Board. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his or her authority to act in the President’s place.

Section 4.11. The Secretary. The Secretary shall:

1.	Keep any minutes of the Shareholders and of the Board and its committees in one or more books provided for that purpose;

2.	See that all notices are duly given in accordance with these Bylaws or as required by law;

3.	Be custodian of the Corporation’s corporate records and see that the books, reports, statements, certificates, and all other documents and records required by law are properly kept and filed;

4.	Have charge, directly or through such transfer agent or agents and registrar or registrars as the Board may appoint, of the issue, transfer, and registration of certificates for shares in the Corporation and of the records thereof, such records to be kept in such manner as to show at any time the number of shares in the Corporation issued and outstanding, the manner in which and time when such shares were paid for, the names and addresses of the Shareholders of record, the numbers and classes of shares held by each and the time when each became a Shareholder;

5.	Exhibit at reasonable times upon the request of any Director, the records of the issue, transfer and registration of the Corporation’s share certificates, at the place where those records are kept, and have these records available at each Shareholders meeting; and

6.	In general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board or the President.

Section 4.12. The Assistant Secretaries. The Assistant Secretaries shall perform such duties as from time to time may be assigned to them individually or collectively by the Board, the President or the Secretary. In the event of the Secretary’s absence or disability, one or more of the Assistant Secretaries may perform such duties of the Secretary as the Secretary, the President or the Board may designate.

Section 4.13. The Treasurer. The Treasurer shall:

1.	Have charge and custody of, and be responsible for, all of the Corporation’s funds and securities; receive and give receipts for monies due and payable to the Corporation from any source whatsoever; deposit all such monies in the Corporation’s name in such banks, financial institutions, trust companies or other depositories as shall be selected in accordance with the provisions of Section 5.04 of these Bylaws; cause such funds to be disbursed by checks or drafts on the Corporation’s authorized depositories, signed as the Board may require; and be responsible for the accuracy of the amounts of, and cause to be preserved proper vouchers for, all monies disbursed;

2.	Have the right to require from time to time reports or statements giving such information as he or she may desire with respect to any and all of the Corporation’s financial transactions from the officers, employees, or agents transacting the same;

3.	Keep or cause to be kept, at the Corporation’s principal office or such other office or offices as the Board shall from time to time designate, correct records of the Corporation’s funds, business and transactions and exhibit those records to any Director of the Corporation upon request at that office;

4.	Deliver to the Board, the Chairperson of the Board or the President whenever requested, an account of the Corporation’s financial condition and of all his or her transactions as treasurer and, as soon as possible after the close of each fiscal year, make or cause to be made and submit to the Board a like report for that fiscal year;

5.	At each annual Shareholders meeting or the meeting held in lieu thereof, furnish copies of the Corporation’s most current financial statement to the Shareholders and answer questions that may be raised regarding the statement; and

6.	In general, perform all duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Board or the President.

If required by the Board, the Treasurer shall furnish a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine.

Section 4.14. The Assistant Treasurers. The Assistant Treasurers shall perform such duties as from time to time may be assigned to them, individually or collectively, by the Board, the President or the Treasurer. In the event of the Treasurer’s absence or disability, one or more of the Assistant Treasurers may perform such duties of the Treasurer as the Treasurer, the President or the Board may designate.

ARTICLE 5

Contracts, Loans, Checks and Deposits

Section 5.01. Contracts. The Board may authorize any officer or officers, or agent or agents, to enter into any contract or execute or deliver any instrument in the Corporation’s name and on its behalf. The authorization may be general or confined to specific instruments. When an instrument is so executed, no other party to the instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers, or agent or agents.

Section 5.02. Loans. No indebtedness for borrowed money shall be contracted on the Corporation’s behalf and no evidences of such indebtedness shall be issued in its name unless authorized by or under the authority of a resolution of the Board. The authorization may be general or confined to specific instances.

Section 5.03. Checks, Drafts and Other Orders. All checks, drafts or other orders for the payment of money or notes or other evidences of indebtedness issued in the Corporation’s name, shall be signed by such officer or officers, or agent or agents, of the Corporation and in such manner as shall from time to time be determined by, or under the authority of, a resolution of the Board.

Section 5.04. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the Corporation’s credit in such banks, trust companies or other depositories as may be selected by or under the authority of a resolution of the Board.

ARTICLE 6

Voting of Securities Owned by the Corporation

Section 6.01. Authority to Vote. Any shares or other securities issued by any other corporation and owned or controlled by the corporation may be voted at any meeting of the issuing corporation’s security holders by the President of the Corporation if he or she be present or, in his or her absence, by any Vice President of the Corporation who may be present.

Section 6.02. Proxy Authorization. Whenever, in the judgment of the President or, in his or her absence, of any Vice President it is desirable for the Corporation to execute a proxy appointment or written consent with respect to any shares or other securities issued by any other corporation and owned by the Corporation, the proxy appointment or consent shall be executed in the Corporation’s name by the President or one of the Vice Presidents of the Corporation without necessity of any authorization by the Board, countersignature or attestation by another officer. Any person or persons designated in this manner as the Corporation’s proxy or proxies shall have full right, power, and authority to vote the shares or other securities issued by the other corporation and owned by the Corporation in the same manner as the shares or other securities might be voted by the Corporation.

ARTICLE 7

Contracts Between the Corporation and Related Persons

Any contract or other transaction between the Corporation and one or more of its Directors or between the Corporation and any entity of which one (1) or more of its Directors are members or employees or in which one (1) or more of its Directors are interested or between the Corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers or employees or in which one or more of its Directors are interested, shall not be voidable by the Corporation solely because of the Director’s interest, whether direct or indirect, in the transaction if:

1.	The material facts of the transaction and the Director’s interest were disclosed or known to the Board or a committee of the Board, and a majority of disinterested members of the Board or committee authorized, approved, or specifically ratified the transaction;

2.	The material facts of the transaction and the Director’s interest were disclosed or known to the Shareholders entitled to vote, and a majority of the shares held by disinterested Shareholders authorized, approved or specifically ratified the transaction; or

3.	The transaction was fair to the Corporation.

For purposes of this Article 7, a majority of Directors having no direct or indirect interest in the transaction shall constitute a quorum of the Board or a committee of the Board acting on the matter and a majority of the shares entitled to vote on the matter, whether or not present, and other than those owned by or under the control of a Director having a direct or indirect interest in the transaction, shall constitute a quorum of the Shareholders for the purpose of acting on the matter.

ARTICLE 8

Certificates for Shares and Their Transfer

Section 8.01. Certificates for Shares. Certificates representing shares in the Corporation shall, at a minimum, state on their face all of the following: (1) the name of the issuing Corporation and that it is organized under the laws of the State of Wisconsin, (2) the name of the person to whom issued, and (3) the number and class of shares and the designation of the series, if any, that the certificate represents. The share certificates shall be signed by the President or any Vice President and by the Secretary or any Assistant Secretary or any other officer or officers designated by the Board. If the Corporation is authorized to issue different classes of shares or different series within a class, the certificate may contain a summary of the designations, relative rights, preferences and limitations applicable to each class and the variations in rights, preferences and limitations determined for each series and the authority of the Board to determine variations for future series. If the certificate does not include the above summary on the front or back of the certificate, it must contain a conspicuous statement that the Corporation will furnish the Shareholder with the above-described summary information in writing, upon request and without charge. A record shall be kept of the name of the owner or owners of the shares represented by each certificate, the number of shares represented by each certificate, the date of each certificate and, in case of cancellation, the date of cancellation. Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificates until the existing certificates shall have been so cancelled, except in cases provided for in Section 8.08 of these Bylaws.

Section 8.02. Shares Without Certificates. The Board may authorize the issuance of any shares of any of its classes or series without certificates. The authorization does not affect shares already represented by certificates until the certificates are surrendered to the Corporation. Within a reasonable time after the issuance or transfer of shares without certificates, the Corporation shall send the Shareholder a written statement that includes: (1) all of the information required on share certificates, and (2) any transfer restrictions applicable to the shares.

Section 8.03. Facsimile Signatures. The share certificates may be signed manually or by facsimile.

Section 8.04. Signature by Former Officer. If an officer who has signed or whose facsimile signature has been placed upon any share certificate shall have ceased to be an officer before the certificate is issued, the Corporation may issue the certificate with the same effect as if he or she were an officer at the date of its issue.

Section 8.05. Consideration for Shares. The Corporation’s shares may be issued for such consideration as shall be fixed from time to time by the Board. The consideration to be paid for shares may be paid in cash, promissory notes, tangible or intangible property or services performed or contracts for services to be performed for the Corporation. When the Corporation receives payment of the consideration for which shares are to be issued, the shares shall be deemed fully paid and nonassessable by the Corporation; provided, however, that the Board may determine that shares issued for a contract for future services or benefits or for a promissory note may be placed in escrow or the transfer thereof otherwise restricted and any distributions in respect of such shares credited against the purchase price, until the services are performed, benefits are received or the note is paid in full, as the case may be. If such services are not performed, such benefits are not received or such note is not fully paid, the Board may authorize the Corporation to cancel, in whole or in part, the shares escrowed or otherwise restricted and the distributions, if any, credited against the purchase price. Before the Corporation issues shares, the Board shall determine that the consideration received or to be received for the shares is adequate. The Board determination is conclusive as to the adequacy of consideration for the issuance of shares relative to whether the shares are validly issued, fully paid and nonassessable.

Section 8.06. Transfer of Shares. Transfers of shares in the Corporation shall be made on the Corporation’s books only by the registered Shareholder, by his or her legal guardian, executor or administrator, or by his or her attorney authorized by a power of attorney duly executed and filed with the Corporation’s Secretary or with a transfer agent appointed by the Board, and on surrender of the certificate or certificates for the shares. Where a share certificate is presented to the Corporation with a request to register for transfer, the Corporation shall not be liable to the owner or any other person suffering a loss as a result of the registration of transfer if: (1) there were on or with the certificate the necessary endorsements, and (2) the Corporation had no duty to inquire into adverse claims or has discharged the duty. The Corporation may require reasonable assurance that the endorsements are genuine and effective in compliance with such other regulations as may be prescribed by or under the Board’s authority. The person in whose name shares stand on the Corporation’s books shall, to the full extent permitted by law, be deemed the owner of the shares for all purposes.

Section 8.07. Restrictions on Transfer. Restrictions on transfer of the Corporation’s shares shall be noted conspicuously on the front or back of the share certificate or contained in the information statement required by Section 8.02 of these Bylaws for shares without certificates. A transfer restriction is valid and enforceable against the holder or a transferee of the holder only if the transfer restriction is authorized by law and the existence of the restriction is noted on the certificate or is contained in the information statement, as set forth above. Unless so noted, a transfer restriction is not enforceable against a person who does not know of the transfer restriction.

Section 8.08. Lost, Destroyed or Stolen Certificates. If an owner claims that his or her share certificate has been lost, destroyed or wrongfully taken, a new certificate shall be issued in place of the original certificate if the owner: (1) so requests before the Corporation has notice that the shares have been acquired by a bona fide purchaser, (2) files with the Corporation a sufficient indemnity bond if required by the Board, and (3) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board.

ARTICLE 9

Inspection of Records by Shareholders

Section 9.01. Inspection of Bylaws. Any Shareholder is entitled to inspect and copy the Corporation’s Bylaws during regular business hours at the Corporation’s principal office. The Shareholder must give written notice in accordance with the provisions of Ch. 180 at least five (5) business days before the date of inspection.

Section 9.02. Inspection of Other Records. Any Shareholder who holds at least five percent (5%) of the Corporation’s outstanding shares or who has been a Shareholder for at least six (6) months shall have the right to inspect and copy during regular business hours at a reasonable location specified by the Corporation any or all of the following records: (1) excerpts from any minutes or records the Corporation is required to keep as permanent records, (2) the Corporation’s accounting records, or (3) the record of Shareholders or, at the Corporation’s discretion, a list of the Corporation’s Shareholders compiled no earlier than the date of the Shareholder’s demand. The Shareholder’s demand for inspection must be made in good faith and for a proper purpose and by delivery of written notice, given in accordance with the provisions of Ch. 180 at least five (5) business days before the date of inspection, stating the purpose of the inspection and the records directly related to that purpose desired to be inspected.

ARTICLE 10

Distributions and Share Acquisitions

The Board may make distributions to its Shareholders or purchase or acquire any of its shares provided: (1) after the distribution, purchase or acquisition the Corporation will be able to pay its obligations as they become due in the usual course of its business, and (2) the distribution, purchase or acquisition will not cause the Corporation’s assets to be less than its total liabilities plus the amount necessary to satisfy, upon distribution, the preferential rights of Shareholders whose rights are superior to those receiving the distribution.

ARTICLE 11

Indemnification

Section 11.01. Indemnification for Successful Defense. Within twenty (20) days after receipt of a written request pursuant to Section 11.03, the Corporation shall indemnify a Director or officer, to the extent he or she has been successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding if the Director or officer was a party because he or she is a Director or officer of the Corporation.

Section 11.02. Other Indemnification.

1.	In cases not included under Section 11.01 of these Bylaws, the Corporation shall indemnify a Director or officer against all liabilities and expenses incurred by the Director or officer in a proceeding to which the Director or officer was a party because he or she is a Director or officer of the Corporation, unless liability was incurred because the Director or officer breached or failed to perform a duty he or she owes to the Corporation and the breach or failure to perform constitutes any of the following:

(a)	A willful failure to deal fairly with the Corporation or its Shareholders in connection with a matter in which the Director or officer has a material conflict of interest;

(b)	A violation of criminal law, unless the Director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful;

(c)	A transaction from which the Director or officer derived an improper personal profit; or

(d)	Willful misconduct.

2.	Determination of whether indemnification is required under this Section shall be made pursuant to Section 11.05.

3.	The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the Director or officer is not required under this Section.

Section 11.03. Written Request. A Director or officer who seeks indemnification under Sections 11.01 or 11.02 shall make a written request to the Corporation.

Section 11.04. Non-duplication. The Corporation shall not indemnify a Director or officer under Sections 11.01 or 11.02 if the Director or officer has previously received indemnification or allowance of expenses from any person, including the Corporation, in connection with the same proceeding. However, the Director or officer has no duty to look to any other person for indemnification.

Section 11.05. Determination of Right to Indemnification.

1.	Unless otherwise provided by the Articles of Incorporation or by written agreement between the Director or officer and the Corporation, the Director or officer seeking indemnification under Section 11.02 of these Bylaws shall select one (1) of the following means for determining his or her right to indemnification:

(a)	By a majority vote of a quorum of the Board consisting of Directors not at the time parties to the same or related proceedings. If a quorum of disinterested Directors cannot be obtained, by majority vote of a committee duly appointed by the Board and consisting solely of two (2) or more Directors not at the time parties to the same or related proceedings. Directors who are parties to the same or related proceedings may participate in the designation of members of the committee;

(b)	By independent legal counsel selected by a quorum of the Board or its committee in the manner prescribed in subsection (a), above, or, if unable to obtain such a quorum or committee, by a majority vote of the full Board, including Directors who are parties to the same or related proceedings;

(c)	By a panel of three (3) arbitrators consisting of one (1) arbitrator selected by those Directors entitled under subsection (b), above, to select independent legal counsel, one (1) arbitrator selected by the Director or officer seeking indemnification and one (1) arbitrator selected by the two (2) arbitrators previously selected;

(d)	By an affirmative vote of the majority of shares represented at a meeting of Shareholders at which a quorum is present. Shares owned by, or voted under the control of, persons who are at the time parties to the same or related proceedings, whether as plaintiffs or defendants or in any other capacity, may not be voted in making the determination;

(e)	By a court under Section 11.08 of these Bylaws; or

(f)	By any other method provided for in any additional right to indemnification permitted under Section 11.08 of these Bylaws.

2.	In any determination under Section 11.05(1) above, the burden of proof is on the Corporation to prove by clear and convincing evidence that indemnification under Section 11.02 should not be allowed.

3.	A written determination as to a Director’s or officer’s indemnification under Section 11.02 shall be submitted to both the Corporation and the Director or officer within sixty (60) days of the selection made under Section 11.05(1), above.

4.	If it is determined that indemnification is required under Section 11.02, the Corporation shall pay all liabilities and expenses not prohibited by Section 11.04 or 11.05 within ten (10) days after receipt of the written determination under Section 11.05(3), above. The Corporation shall also pay all expenses incurred by the Director or officer in the determination process under Section 11.05(1), above.

Section 11.06. Advance Expenses. Within ten (10) days after receipt of a written request by a Director or officer who is a party to a proceeding, the Corporation shall pay or reimburse his or her reasonable expenses as incurred if the Director or officer provides the Corporation with all of the following:

1.	Written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties to the Corporation; and

2.	A written undertaking, executed personally or on his or her behalf, to repay the allowance to the extent that it is ultimately determined under Section 11.05 that indemnification under Section 11.02 is not required and that indemnification is not ordered by a court under Section 11.08(2) of these Bylaws. The undertaking under this subsection shall be an unlimited general obligation of the Director or officer and may be accepted without reference to his or her ability to repay the allowance. The undertaking may be secured or unsecured.

Section 11.07. Non-exclusivity.

1.	Except as provided in Section 11.07(2), below, Sections 11.01, 11.02 and 11.05 do not preclude any additional right to indemnification or allowance of expenses that a Director or officer may have under any of the following:

(a)	The Articles of Incorporation;

(b)	A written agreement between the Director or officer and the Corporation;

(c)	A resolution of the Board; or

(d)	A resolution, after notice, adopted by a majority vote of all of the Corporation’s voting shares then issued and outstanding.

2.	Regardless of the existence of an additional right under Section 11.07(1), above, the Corporation shall not indemnify a Director or officer, or permit a Director or officer to retain any allowance of expenses unless it is determined by or on behalf of the Corporation that the Director or officer did not breach or fail to perform a duty he or she owes to the Corporation which constitutes conduct under Section 11.02(1), above. A Director or officer who is a party to the same or related proceeding for which indemnification or an allowance of expenses is sought may not participate in a determination under this subsection.

3.	Sections 11.02 to 11.13 do not affect the Corporation’s power to pay or reimburse expenses incurred by a Director or officer in any of the following circumstances:

(a)	As a witness in a proceeding to which he or she is not a party; or

(b)	As a plaintiff or petitioner in a proceeding because he or she is or was an employee, agent, Director or officer of the Corporation.

Section 11.08. Court-Ordered Indemnification.

1.	Except as provided otherwise by written agreement between the Director or officer and the Corporation, a Director of officer who is a party to a proceeding may apply for indemnification to the court conducting the proceeding or to another court of competent jurisdiction. Application may be made for an initial determination by the court under Section 11 .05(1)(e), above, or for review by the court of an adverse determination under Section 11.05(1) (a), (b), (c), (d), (e) or (f). After receipt of an application, the court shall give any notice it considers necessary.

2.	The court shall order indemnification if it determines any of the following:

(a)	That the Director or officer is entitled to indemnification under Sections 11.01 or 11.02 of these Bylaws; or

(b)	That the Director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, regardless of whether indemnification is required under Section 11.02 of these Bylaws.

3.	If the court determines under Section 11.08(2), above, that the Director or officer is entitled to indemnification, the Corporation shall pay the Director’s or officer’s expenses incurred to obtain the court-ordered indemnification.

Section 11.09. Indemnification of Employees or Agents. The Corporation may indemnify and allow reasonable expenses of an employee or agent who is not a Director or officer to the extent provided by the Articles of Incorporation or Bylaws, by general or specific action of the Board or by contract.

Section 11.10. Insurance. The Corporation may purchase and maintain insurance on behalf of an individual who is an employee, agent, Director or officer of the Corporation against liability asserted against or incurred by the individual in his or her capacity as an employee, agent, Director or officer, regardless of whether the Corporation is required or authorized to indemnify or allow expenses to the individual against the same liability under Sections 11.01, 11.02, 11.07 and 11.08.

Section 11.11. Securities Law Claims.

1.	Pursuant to the public policy of the State of Wisconsin, the Corporation shall provide indemnification and allowance of expenses and may insure for any liability incurred in connection with a proceeding involving securities regulation described under Section 11.11(2), below, to the extent required or permitted under Sections 11.02 to 11.11 of these Bylaws.

2. Sections 11.02 to 11.11 of these Bylaws apply, to the extent applicable to any other proceeding, to any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities, securities brokers or dealers or investment companies or investment advisers.

Section 11.12. Liberal Construction. In order for the Corporation to obtain and retain qualified Directors and officers, the foregoing provisions shall be liberally administered in order to afford maximum indemnification of Directors and officers and accordingly, the indemnification above provided for shall be granted in all cases unless to do so would clearly contravene applicable law, controlling precedent or public policy.

Section 11.13. Definitions Applicable to This Article.

1.	“Affiliate” shall include, without limitation, any corporation, partnership, joint venture, employee benefit plan, trust or other enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.

2.	“Corporation” means this Corporation and any domestic or foreign predecessor of this Corporation where the predecessor Corporation’s existence ceased upon the consummation of a merger or other transaction.

3.	“Director or Officer” means any of the following:

a.	A natural person who, while a Director or officer of this Corporation, is or was serving at the Corporation’s request as a Director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise;

b.	A natural person who, while a Director or officer of this Corporation is, or was, serving an employee benefit plan because his or her duties to the Corporation also impose duties on, or otherwise involve services by, the person to the plan or to participants or beneficiaries of the plan; or

c.	Unless the context requires otherwise, the estate or personal representative of a Director or officer.

For purposes of this Article 11, it shall be conclusively presumed that any Director or officer serving as a Director, officer, partner, trustee, member of any governing or decision-making committee, employee or agent of an affiliate shall be so serving at the request of the Corporation.

4.	“Expenses” include fees, costs, charges, disbursements, attorney fees and other expenses incurred in connection with a proceeding.

5.	“Liability” includes the obligation to pay a judgment, settlement, penalty, assessment, forfeiture or fine, including an excise tax assessed with respect to an employee benefit plan and reasonable expenses.

6.	“Party” includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent in a proceeding.

7.	“Proceeding” means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding, whether formal or informal, which involves foreign, federal, state or local law and which is brought by or in the right of the Corporation or by any other person.

ARTICLE 12

Amendments

Section 12.01. By Shareholders. The Shareholders may amend or repeal these Bylaws or adopt new Bylaws at any annual or special Shareholders meeting.

Section 12.02. By Directors. The Board may amend or repeal these Bylaws or adopt new Bylaws; but no Bylaw adopted or amended by the Shareholders shall be amended or repealed by the Board if the Bylaw so adopted so provides.

Section 12.03. Implied Amendments. Any action taken or authorized by the Shareholders or the Board which would be inconsistent with the Bylaws then in effect, but is taken or authorized by the affirmative vote of not less than the number of shares or the number of Directors required to amend Bylaws so that the Bylaws would be consistent with such action, shall be given the same effect as though the Bylaws had been temporarily amended or suspended so far but only so far as is necessary to permit the specific action so taken or authorized.

ARTICLE 13

Emergency Bylaws

Section 13.01. Vacancies. Unless otherwise provided by statute, in the case of any vacancies among Directors because of an emergency, as hereinafter defined, that prevents a quorum of the Corporation’s Directors from being readily assembled, one (1) or more officers of the Corporation present at a meeting of the Board may be considered to be Directors for the meeting as determined by the following provisions in the following order of priority:

1.	The officers that are designated on the list that shall have been approved by the Board before the emergency, such persons to be taken in such order of priority and subject to such conditions as may be provided in the resolution approving the list. If no list exists, then the following officers in the following order of priority shall be considered to be Directors;

(a)	President;

(b)	Vice President;

(c)	Treasurer; and

(d)	Secretary.

2. If two (2) or more officers are of the same rank, the officer with seniority in such office shall have priority in being considered to be a Director under these Emergency Bylaws.

Section 13.02. Definition of Emergency. An emergency includes the death, resignation, disqualification, physical or mental disability or incapacity, incarceration for more than forty-five (45) continuous days of a Director. For purposes of these Emergency Bylaws, incarceration shall mean confinement by competent authority or under due legal process.

The existence of an emergency shall for all purposes be determined by the Board or, if the Board is not functioning, by the Chief Executive Officer selected as follows. The Chairman shall be the Chief Executive Officer. If the Chairman does not survive or is incapacitated, the surviving officer as determined by the procedure set out above for selecting Directors during an emergency shall have the powers and duties of the Chief Executive Officer.

In the case of determining whether a Director has a physical or mental disability or incapacity, the Board or, if the Board is not functioning, the Chief Executive Officer as determined by the procedure set out above for selecting Directors during an emergency must have received written notice from the Director’s attending physician verifying that he is the Director’s attending physician and that the Director has a physical or mental disability making it impractical or impossible for the Director to manage his affairs. The attending physician shall state his reasons in the written notice for his determination.

Section 13.03. Conduct of Emergency Meetings. During any such emergency:

1.	The Board may exercise the full powers of the Board as determined by the Corporation’s Bylaws and Articles of Incorporation.

2.	To the extent not inconsistent with these Emergency Bylaws, the Bylaws provided in the other Articles of these Bylaws shall remain in effect during such emergency and, upon termination of such emergency, the Emergency Bylaws shall cease to be operative unless and until another such emergency shall occur.

3.	Any meeting of the Board may be called by any officer of the Corporation or by any Director. During an emergency, the Corporation need give notice of the meeting only to those Directors whom it is practicable to reach and the Corporation may give notice in any practicable manner.

4.	Officers who serve in an emergency shall have powers and duties that they would not otherwise have and only until such officers are replaced by the Board. All such officers shall hold office and be removable at the pleasure of the Board.

5.	No officer, Director, or employee acting in accordance with these Emergency Bylaws shall be liable except for willful misconduct.

6.	These Emergency Bylaws are subject to repeal or change by further action of the Board or by action of the stockholders except that no such repeal or change shall modify the provisions of the preceding paragraph with regard to action or inaction prior to the time of such repeal or change. Any such amendment of these Emergency Bylaws may make any further or different provision that may be practical and necessary for circumstances of the emergency.

ARTICLE 14

Seal

The Board may provide a corporate seal, which may be circular in form and have inscribed on it any designation including the Corporation’s name, Wisconsin as the State of incorporation, and the words “Corporate Seal”.

FIRST AMENDMENT

TO THE BYLAWS

OF

THE POLACHECK COMPANY, INC.

Article 3, Section 3.02 and Section 3.03 of the Bylaws of The Polacheck Company, Inc., a Wisconsin corporation is hereby amended to read in its entirety as follows:

Section 3.02. Number, Election and Removal of Directors. The number of Directors shall constitute the Board of Directors shall not be more than 11. The first Board of Directors shall consist of one Director. Thereafter, within the limits specified above, the number of Directors shall be determined by the Board of Directors or by the shareholders. The Directors shall be elected by the shareholders at their annual meeting. Vacancies and newly created directorships resulting from any increase in the number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by the sole remaining Director of by the shareholders. A Director may be removed with or without cause by the shareholders. Directors need not be residents of the State of Wisconsin or Shareholders of the Corporation.

CERTIFICATION

I certify that I am the duly elected and acting Assistant Secretary of The Polacheck Company, Inc., a Wisconsin corporation (the “Corporation”) and that the foregoing Article 3, Section 3.02 was duly approved and adopted as an amendment to the bylaws of the Corporation and was approved and adopted by the Shareholder of the Corporation by unanimous written consent on June 30, 2006.

/s/ Brian D. McAllister
Brian D. McAllister
Assistant Secretary